CERTIFICATE OF INCORPORATION

                                       of

                         BRIA Communications Corporation

         This is to certify that we, Herman Willner, Samuel E. Barison and Jeanette Krol, do hereby associate ourselves into a corporation under and by virtue of Title 14 of the Revised Statutes, and the amendments and supplements thereto, an do severally agree to take the number of shares of capital stock opposite our respective names:

         FIRST:    The   name  of  the   Corporation   is  BRIA   Communications
                   Corporation.

         SECOND: The location of the principal office in this State is 591 Summit Avenue, Jersey City, Hudson County.

         THIRD: The name of the intial agent therein and in charge thereof, upon whom process against this Corporation may be served is Herman Willner.

         FOURTH:   The objects for which this corporation is formed are:

           (a) To manufacture, separate, reduce, smelt, refine, concentrate, treat, convert, analyze, synthesize, work and produce metals and chemicals of all kinds; to manufacture, produce, acquire, import, export, own, prepare for market, store, handle, transport, process, distribute, sell, dispose of and deals in metals, chemicals, alloys, metal products, chemical products, ores, metals, stone, coal, sand, gravel, lime, cement, wood, petroleum, gases and the products and by-products thereof, their compounds and derivatives, substances and combinations produced or manufactured therefrom including solids, liquids and gases of all kinds; and to establish, build, acquire, own, equip, maintain, improve, repair and operate mills, factories, furnaces, converters, smelters, shops, laboratories, transportation, storage and handling facilities, offices, buildings, structures, and works of all kinds suitable, necessary or convenient to any of the purposes of the corporation or useful in connection with any of the foregoing.


          FIFTH: The total authorized capital stock of the Corporation shall consist of the following classes of common stock:

           (a) Two hundred million (200,000,000) shares of Class A Common Stock with a par value of one-tenth of a cent ($0.001) per share; and

           (b) Two hundred twenty thousand (220,000) shares of Class B Common Stock with a par value of one-tenth of a cent ($0.001) per share.

         The designations, preferences, privileges, voting powers and the restrictions, limitations, and qualifications of the various classes of stock which the Corporation is authorized to issue are as follows:

                           1. ISSUANCE. All or any part of the shares of Class A
                  Common Stock and Class B Common Stock may be issued and sold by the Corporation from time to time, without further action by stockholders, or such consideration (not less than the par value thereof) and on such terms and to such person or persons as may, from time to time, be determined upon and fixed by the Board of Directors, as provided by law.

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

                           2. VOTING  RIGHTS.  The holders of the Class A Common
                  Stock and the holders of the Class B Common Stock shall be entitled to one vote per share for the election of directors and for all other purposes, such voting rights to be exercised as a single class and not as separate classes, except as hereinafter provided. In the event that, and solely during such period as, there are not less than twenty-five thousand shares of Class B Common Stock issued and outstanding, the holders of the Class B Common Stock, voting as a separate class, shall be entitled to elect at least, but not more than, the remaining directors of the Corporation and their respective successors, and the holders of Class A Common Stock, voting as a separate class, shall be entitled to elect at least, but not more than, the remaining directors of the Corporation and their respective successors. Any vacancy in the office of a director elected by the holders of the Class A Common Stock shall be filed by the remainder of the directors elected by the holders of the Class A Common Stock. Any vacancy in the office of a director elected by the holders of the Class B Common Stock shall be filled by the remainder of the directors elected by the holders of the Class B Common Stock. In any event, on and after the date that there are less than twenty-five thousand (25,000) shares of Class B Common Stock issued and outstanding, the voting rights of the Class A Common Stock and Class B Common Stock for the election of directors and for all other purposes shall be alike in all respects and shall both be exercised as separate classes, provided, however, that the then incumbent directors shall continue in office until the next succeeding annual meeting of stockholders and until their successors shall be elected and qualify.

                           3.  DIVIDENDS.  The  holders of Class A Common  Stock
                  shall be entitled to receive, as and when declared and made payable by the Board of Directors, non-cumulative cash dividends of one cent ($0.01) per share per fiscal year of the Corporation before any kind or description may be declared to the Class B Common Stock in any such fiscal year. When cash dividends of one cent ($0.01) have been declared and become payable upon the Class A Common Stock in any fiscal year, as above provided, the holders of the Class B Common Stock next shall be entitled to receive, as and when declared and made payable by the Board of Directors, non-cumulative cash dividends of one cent ($0.01) per share per fiscal year. During any fiscal year in which dividends of one cent ($0.01) per share shall have been declared and become payable on the Class A Common Stock, then the Class B Common Stock shall be entitled to receive all additional dividends, as and when declared by the Board of Directors, and the holders of the Class B Common Stock shall not be entitled to receive any additional dividends during such fiscal year.

                           4. CONVERSION. The two hundred twenty thousand (220,000) of Class B Common Stock shall be divided into four
                  (4)  series,   numbered   and   designated   B-1  through  B-4
                  consecutively, each of which series shall be composed of fifty-five thousand (55,000) shares.

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

                                    Subject  to and  upon  compliance  with  the
                  provisions hereof, the Class B Common Stock shall be convertible, at the option of holders thereof, into shares of Class A Common Stock of the Corporation at the rate of one fully paid and non-assessable share of Class A Common Stock for each share of Class B Common Stock tendered for conversion within the periods hereinafter mentioned:

                   Series B-1 shall be and become convertible at any time commencing December 1, 1962.

                   Series B-2 shall be and become convertible at any time commencing December 1, 1963.

                   Series B-3 shall be and become convertible at any time commencing December 1, 1964.

                   Series B-4 shall be and become convertible at any time commencing December 1, 1965.

                                    In order to effect the  conversion of shares
                  of Class B Common Stock, any holder of a certificate or certificates therefor shall surrender such certificate or certificates to the transfer agent of the Corporation with a written request for conversion. If the Class A Common Stock issuable on such conversion is to be issued in a name other than that in which the shares of Class B Common Stock to be converted are registered, such certificate or certificates shall be duly endorsed for transfer power and shall be accompanied by all necessary stock transfer stamps or funds sufficient for the purchase of such stamps. Upon such surrender of such certificate or certificates, the Corporation shall issue and deliver, at the office of the transfer agent, to the person entitled thereto, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion, together with, if the shares of Class B Common Stock represented by the certificate of certificates therefore surrendered for conversion are not evenly convertible, cash in lieu of any fraction of a Board of Directors or the Corporation, together with a certificate or certificates for such number of shares, if any, of Class B Common Stock as are not then convertible, or for which conversion is not requested. The Corporation shall pay all taxes payable upon the issue of such Class A Common Stock.

                                    Such conversion shall be deemed to have been
                  effected on the date of the surrender of such certificate or certificates for shares of Class B Common Stock, and the person in whose name the certificate for the Class A Common Stock issuable upon such conversion is to be issued shall be deemed to be the holder of record of such Class A Common Stock as of such date.

                                    All shares of Class B Common Stock converted
                  into Class A Common Stock shall be retired and canceled and shall not be reissued.

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
                                    If at any time  prior to the  conversion  of
                  any share of Class B Common Stock into Class A Common Stock, the corporation splits, consolidates or otherwise reclassifies the share of Class A Common Stock or if the corporation issues any shares of Class A Common Stock as a stock dividend, or for no consideration or for a consideration per share less than $3.00 per share (excepting 30,000 shares of Class A Common Stock which shall not be issued for less than ten cents ($0.10) per share) or if the Corporation takes any other action with respect to the Class A Common Stock, other than the declaration or payment of any cash dividend or dividends thereon, which, in the opinion of the Board of Directors of the Corporation, would affect materially and adversely the conversion rights of stockholders of Class B Common Stock, proper adjustment shall be made so that the stockholders thereof shall receive upon conversion into Class A Common
                  Stock the same proportionate amount of Class A Common Stock (calculated to the nearest full share) as would have been received had no such diminution or dilution of the conversion right taken place.

                           5. DISTRIBUTION OF ASSETS. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its stockholders, whether voluntary or involuntary, the holders of the Class A Common Stock shall be entitled to receive, as a single class and not as separate classes, pro rata, the remaining assets of the Corporation available for distribution to its stockholders.

                           6. PREEMPTIVE RIGHTS. No Holder of any share of capital stock of any class of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the capital stock of any class or any rights or options of the Corporation which it may issue or sell, whether out of the number of shares authorized by the Certificate of Incorporation or by amendment thereof, or other proceedings, or out of the shares of the capital stock of any class of the Corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter or right to purchase or subscribe for or receive any bonds, debentures or other obligations which the Corporation may issue or sell that shall be convertible into or exchangeable for capital stock of any class or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for or purchase from the Corporation any shares of its capital stock of any class. All such additional issues of capital stock of class, rights, options, or of bonds, debentures or other obligations convertible into or exchangeable for capital stock of any class or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or purchase any shares of capital stock of any class, may be issued and disposed of by the Board of Directors to such persons, firms, associations and corporations and upon such terms, subject to any provisions of law in regard thereto as the Board of Directors, in their absolute discretion, may deem advisable.
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

           SIXTH: The name and post office addresses of the incorporators and the number of shares subscribed for by each, the aggregate of which is the amount of capital stock with which the company will commence business, are as follows:



         NAME                  POST OFFICE ADDRESS                 NO. OF SHARES

         HERMAN WILLNER        591 Summit Avenue                           50
                               Jersey City, New Jersey

         SAMUEL E. BARISON     591 Summit Avenue                           50
                               Jersey City, New Jersey

         JEANETTE KROL         591 Summit avenue                           50
                               Jersey City, New Jersey

           SEVENTH: The period of existence of this corporation is unlimited.

           EIGHTH: The  number  of  directors  of  the   corporation   shall  be
                   determined by the bylaws of the corporation but shall not be less than three nor more than seven.

         In furtherance and not in limitation of the powers conferred by the laws of the State of New Jersey, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter or repeal the bylaws of the corporation.

         Any present or future director or officer of the Corporation and any present or future director or officer of any other corporation, serving as such at the request of the Corporation because of the Corporation's interest in such other corporation, or the legal representative of any such director or officer shall be indemnified by the Corporation against reasonable costs, expenses (exclusive of any amount paid to the Corporation in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding, to which any such director or officer or his legal representative may be made a party by reason of his being or having been such director or officer; provided, (1) said action, suit or proceeding shall be prosecuted against such director or officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such director or officer; or (2) said action, suit or proceeding shall be settled or otherwise terminated as against such director or officer or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors that said director or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding.

         The Board of Directors is expressly authorized and empowered, without the assent or vote or the stockholders, to establish, alter, modify, amend, revise or repeal profit sharing, pension, stock option or stock purchase plans and to issue rights and options entitling the holders to purchase shares of the capital stock of the Corporation, such rights and options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors and in addition and without any further action of the stockholders of the Corporation to exercise any or all privileges and powers provided for in Title 14, Chapter 9 of the General Corporation Act of the State of New Jersey, or any amendment thereto. The terms upon which, the duration and the price or prices at which the rights and options may be issued and such shares may be purchased, may be fixed in resolutions adopted by the Board of Directors or by a committee appointed by the Board of Directors and shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights or options.

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

         No contract, transaction or act of the Corporation shall, in the absence of fraud, be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation is or are in any way interested in or connected with any other party to such contract, transaction or act or are themselves parties to such contract, transaction or act, provided such interest shall be fully disclosed at a meeting of the Board of Directors at which such contract, transaction or act is authorized, ratified or confirmed, and any such director may be counted in determining the existence of a quorum at any such meeting and may vote thereat in connection with such authorization, ratification or confirmation with like force and effect as if he were not so interested, or connected, or was not a party to such contract, transaction or act.

           NINTH: No director of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for breach of duty owed to the Corporation or its shareholders, provided, however, that this Article shall not eliminate or limit the liability of a director for any breach of the director's duty based upon an act or omission: (i) in breach of the such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or which involves a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the General Corporation Law of the State of New Jersey is amended after the filing of this Amendment of the Certificate of Incorporation so as to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the law of the State of New Jersey as the same exists from time to time. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective. Any repeal or modification of this paragraph by the shareholders of the Corporation shall not adversely affect any elimination of or limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

           TENTH: This Certificate of Incorporation may be amended by the affirmative vote, in person or by proxy, of a majority of the votes cast by the holders of shares entitled to vote thereon.

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